CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 33-18647 and 811-05398) of AllianceBernstein Variable Products Series Fund, Inc., and to the use of our report dated February 12, 2008 on the AllianceBernstein Intermediate Bond (formerly AllianceBernstein U.S. Government/High Grade Securities) Portfolio, which is incorporated by reference in this Registration Statement of AllianceBernstein Variable Products Series Fund, Inc.


                                        ERNST & YOUNG LLP

New York, New York
April 24, 2008